Exhibit 99.1

         RGC RESOURCES, INC. ("COMPANY") DIVIDEND REINVESTMENT AND STOCK
                    PURCHASE PLAN ("PLAN") AUTHORIZATION CARD

I wish to participate in the Plan and hereby appoint you, Wachovia Bank, National Association to act as my agent for this purpose subject to the terms and conditions set forth in the current Plan Prospectus, a copy of which I have received and read.

CHECK ONLY ONE BOX:

[ ] COMPANY SHAREHOLDER: I am a Company shareholder, and I authorize you to apply cash dividends payable to me and received by you on shares of Company Common Stock registered in my name, to the extent indicated on the reverse side of this form, and all additional cash payments which 1 may snake, to the purchase of full and fractional shares of Company Common Stock for my account. 1 understand that no matter what percentage of dividends on shares of Company Common Stock registered in my name 1 elect to reinvest, 100% of the dividends on the Company Common Stock held in my account under the Plan will be reinvested.

[ ] COMPANY CUSTOMER WHO IS NOT A SHAREHOLDER: I am a customer of the Company or one of its affiliates and a resident of Virginia or West Virginia (or I am a member of such customer's family and I reside with such customer). I am not a Company shareholder and I wish to make an initial investment of $ (at least $100, but not more than $40,000 per calendar year). I authorize you to apply my initial investment and any additional cash payments which 1 may make to the purchase of full and fractional shares of Company Common Stock for my account. My check or money order payable to Wachovia Bank, National Association is enclosed. 1 understand that all dividends on the Company Common Stock held in my account under the Plan will be reinvested.

[ ] CURRENT PLAN PARTICIPANT: I am a participant in the Plan and am delivering this Authorization Card in order to select one or more of the options on the reverse side of this form. Please fill In the name(s), address(es) and social security number(s) of the registered owner(s). All persons whose names appear on the account must sign.

     Name: _____________________           Signature: _______________________

     Address: __________________           Date: ____________________________

     SSN: ______________________


                                                         THIS IS NOT A PROXY

                            (Continued on other side)




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                              DIVIDEND REINVESTMENT

I choose the following option for all shares of Company Common Stock registered in my name (this does not include shares held in my account under the Plan):

Check only one box: (DO NOT FILL OUT THIS SECTION IF YOU CHECKED THE "Company Customer who is not a Shareholder" BOX ON THE OTHER SIDE OF THIS FORM.)

[ ] FULL DIVIDEND REINVESTMENT: to invest all cash dividends on all shares of the Company's Common Stock now or subsequently registered in my name.

[ ] PARTIAL DIVIDEND REINVESTMENT: to reinvest ___% (minimum of 5% in multiples of 5%) of all cash dividends on all shares of the Company's Common Stock now or subsequently registered in my name. The remainder of all such cash dividends will be sent directly to me.

[ ] NO DIVIDEND REINVESTMENT: to have all cash dividends on all shares of the Company's Common Stock now or subsequently registered in my name sent directly to me.

                            ADDITIONAL CASH PAYMENTS

I have already established an account under the Plan, and 1 wish to make an additional cash payment of $ (at least $25, and the total of all cash payments must not be more than $40,000 per calendar year). My check or money order payable to Wachovia Bank, National Association is enclosed. If I want to make automatic monthly purchases (of at least $25 each. but not more than $40,000 total payments per calendar year), I have enclosed an Automatic Monthly Deduction Form together with a voided blank check for the account from which the funds will be drawn.

                              SAFEKEEPING OF SHARES

I am a participant in the Plan, and I hereby enclose ___ shares of the Company's Common Stock registered in my name represented by certificate(s) number(ed) ____ for deposit with you for safekeeping. I understand these shares will become a part of my account under the Plan. and all dividends on these shares will be reinvested.

                         ISSUANCE OF STOCK CERTIFICATES

I understand that a stock certificate will be issued to me for the number of full shares of Company Common Stock in my account if I give written notice to Wachovia Bank, National Association, Shareholder Services Group, Attention:
Dividend Reinvestment, 1525 West W.T. Harris Blvd., 3C3-NCI153, Charlotte, North Carolina 28288- 1153, in accordance with the procedures described in the current Plan Prospectus.